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Exhibit 10.15

ASSIGNMENT AND ASSUMPTION AGREEMENT

        This Assignment and Assumption Agreement (this "Assignment") is made and entered into as of July 13, 2000 (the "Effective Date") by and between Computer Associates Africa (Pty) Ltd. ("CA Africa" or "Assignor"), a company organized and existing under the laws of the Republic of South Africa and a subsidiary of Computer Associates International, Inc. ("CAI"), having its principal place of business at 6 Kikuyu Road, Sunninghill Park, Sunninghill Extension 56, Sandton 2157, Rivonia, South Africa 2128, and ACCPAC Africa (Pty) Ltd. ("ACCPAC Africa" or "Assignee"), a company organized and existing under the laws of the Republic of South Africa and a subsidiary of ACCPAC International, Inc.("AI"), having its principal place of business at 3 Fifth Avenue, Rivonia, Johannesburg, Gauteng, South Africa 2146.

R E C I T A L S

        WHEREAS, L.A. Technology (Proprietary) Ltd., Jeremy Waterman (collectively, "Original Seller") and CA Africa are parties to that certain Asset Purchase Agreement dated as of May 30, 2000 (as the same may have been amended from time to time, the "Original Agreement"), under which CA Africa acquired certain Purchased Assets (as defined in the Original Agreement) and received certain representations and warranties regarding such Original Seller and the Purchased Assets, subject to certain covenants and agreements as set forth in the Original Agreement;

        WHEREAS, all consideration for CA Africa's purchase of the Purchased Assets under the Original Agreement was funded by AI, an affiliate of CA Africa, with the intent that CA Africa after the closing of the purchase transaction would assign all if its right, title and interest in the Purchased Assets and under the Original Agreement to ACCPAC Africa; and

        WHEREAS, the parties hereto desire that all of the rights, title and interest of CA Africa in the Purchased Assets and under the Original Agreement be assigned by CA Africa to ACCPAC Africa in accordance with the terms and conditions of this Assignment.

A G R E E M E N T

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties agree as follows:

        1.    Assignment, Assumption; and License.    Subject to the provisions set forth herein, as of the Effective Date:

          (a)  CA Africa hereby assigns, transfers, conveys, delivers and relinquishes exclusively to ACCPAC Africa, and shall cause each of its subsidiaries (collectively, the "Subsidiaries"), to assign, transfer, convey, deliver and relinquish exclusively to ACCPAC Africa, and ACCPAC Africa hereby accepts from CA Africa and the Subsidiaries:

              (i)  all of CA Africa's and the Subsidiaries' respective right, title and interest (A) acquired by CA Africa or any of the Subsidiaries pursuant to the Original Agreement, and (B) in and to the Purchased Assets ((A) and (B), collectively, the "Assigned Assets"); and

            (ii)  all of CA Africa's and the Subsidiaries' respective rights (A) under the Original Agreement and (B) in and to all causes of actions and chooses in action pertaining to or associated with the Assigned Assets.

          (b)  ACCPAC Africa hereby assumes and agrees faithfully to perform and fulfill all liabilities and obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to, arising out of or resulting from the Original Agreement, including those arising out of or resulting from all intellectual property assigned hereunder (the "IP"), but expressly excluding those relating to, arising out of or resulting from the Excluded IP (as defined below), at any time prior to, on or after the Effective Date hereof, regardless of when or where such liabilities and obligations arose or arise or whether the facts on which they are based occurred prior to or subsequent to the Effective Date hereof, regardless of where or against whom such liabilities and obligations are asserted or determined or whether asserted or determined prior to the Effective Date hereof, and regardless of whether arising from, or alleged to arise from, negligence, recklessness, violation of law, fraud or misrepresentation by CA Africa or the Subsidiaries or any of their respective directors, officers, employees or agents.

          (c)  ACCPAC Africa hereby grants a worldwide, perpetual, non-exclusive, royalty free license, without the right to sublicense, to CAI and its subsidiaries to use any and all of the IP, including any present and future versions, bug-fixes or updates thereto, for CAI's and its subsidiaries' respective non-commercial, internal use only. In the event that ACCPAC Africa is required, pursuant to a binding legal agreement in force and effect as of the Effective Date hereof, to make any royalty or license payment to third parties as a result of this license to CAI and the Subsidiaries, CAI shall reimburse ACCPAC Africa for any such royalty or license payments made by ACCPAC Africa to any third party. The license granted to CAI and its subsidiaries hereunder, which is for non-commercial, internal use only, does not include any right to exploit or use any trademark or service mark that is part of the IP.

        2.    Title.    As between CA Africa and ACCPAC Africa, and subject to the provisions of this Assignment, as of the Effective Date:

          (a)  Ownership of the IP and all enhancements, modifications, derivative works and new versions thereof developed by or on behalf of ACCPAC Africa shall be vested and shall thereafter remain vested in ACCPAC Africa;

          (b)  Each party shall retain ownership of all of its pre-existing software programs that may be or were merged or combined with the IP (the "Excluded IP").

        3.    Further Conveyance Assurances.    Each party hereby agrees, upon request by the other party, to execute and deliver such further conveyance instruments and take such further actions as may be necessary or desirable to evidence more fully the transfer or granting of rights and/or licenses, as applicable, herein.

        4.    Representations and Warranties.

          (a)  The parties expressly acknowledge and agree that the rights, title and interest in and to the Purchased Assets conveyed by CA Africa to ACCPAC Africa herein shall be equivalent and limited in scope, to the rights, title and interest in and to the Purchased Assets conveyed by the Original Seller to CA Africa pursuant to the Original Agreement.

          (b)  THE IP IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. TO THE MAXIMUM EXTENT PERMISSIBLE AT LAW, CA AFRICA DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          (c)  IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES HOWEVER ARISING, EVEN IF THE OTHER PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES ARISING OUT OF THIS ASSIGNMENT.

        5.    General Provisions

          (a)    Amendment.    This Assignment may not be amended or modified except by an instrument in writing signed by both parties.

          (b)    Headings.    The headings contained in this Assignment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Assignment.

          (c)    Severability.    If any term or other provision of this Assignment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Assignment shall nevertheless remain in full force and effect so long as the transactions contemplated hereby are not affected in any manner materially adverse to either party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          (d)    Entire Agreement.    This Assignment constitutes the entire agreement between the parties and supersedes all prior and contemporaneous agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

          (e)    Governing Law.    This Assignment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York, without giving effect to the conflict of law principles thereof.

          (f)    Counterparts.    This Assignment shall become effective upon execution by both parties. This Assignment may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be an original but all of which when taken shall constitute one and the same agreement.

        IN WITNESS WHEREOF, CA Africa and ACCPAC Africa have caused this Assignment to be executed as of the date first written above by their respective persons thereunto duly authorized

COMPUTER ASSOCIATES AFRICA (PTY) LTD.		ACCPAC AFRICA
By:	/s/ LARRY ELIASON	By:	/s/ JEREMY B. WATERMAN
Name:	Larry Eliason	Name:	Jeremy B. Waterman
Title:	Controller-Africa	Title:	Managing Director
Date:	16 July 2001	Date:	16 July 2001

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  Exhibit 10.15
ASSIGNMENT AND ASSUMPTION AGREEMENT